SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

November 16, 2018

Date of Report (Date of Earliest Event Reported)

GLOBAL ARENA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	00049819	33-0931599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

208 East 51st Street, Suite 112 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(646) 801-6146

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)          [  ]

Item 5.07 – Submission of Matters to a Vote of Security Holders

On November 16, 2018, the registrant held its annual shareholders meeting.  At the meeting, the shareholders re-appointed John Matthews, Facundo Bacardi, and Martin Doane to the Board of Directors and approved the 1 for 4 reverse split.

706,310,717 shares were voted out of 849,022,830 outstanding shares.

Mr. Matthews was reappointed with a total of 150,795,021 shares for, or 87.62% of the voted shares, and 21,312,049 shares against, or 12.38% of the voted shares.

Mr. Bacardi was reappointed with a total of 160,101,763 shares for, or 93.02% of the voted shares, and 12,005,307 shares against, or 6.98% of the voted shares.

Mr. Doane was reappointed with a total of 151,576,322 shares for, or 88.07% of the voted shares, and 20,530,748 shares against, or 11.93% of the voted shares.

The reverse split was approved with 524,957,076 shares for, or 74.32% of the voted shares, 177,238,042 shares against, or 25.09% of the voted shares, and 4,115,599 shares abstaining, or 0.58% of the voted shares.

The voting requirement for the directors was a plurality of the votes, and the voting requirement for the reverse stock split was a majority of voted shares, counting abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

By:      /s/ John Matthews

John Matthews

Chief Executive Officer

Dated:  November 23, 2018